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                               UNITEL VIDEO, INC.
                              555 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019

                                                December 8, 1997



Mr. Richard Clouser
1700 Grandview Avenue
Apt. 502
Pittsburgh, PA 15211

Dear Mr. Clouser:

         In recognition of the value of your services to Unitel Video, Inc.
(the "Company"), the Board of Directors of the Company has determined that, subject to the terms and conditions of this agreement (the "Agreement"), you shall be entitled to receive the severance benefits set forth below in this Agreement in the event your employment terminates under certain circumstances in connection with a "Change in Control" (as defined below) of the Company.

         This Agreement shall commence on the date hereof and, subject to the next succeeding sentence of this paragraph, shall continue through December 31, 1998; provided, however, that commencing on January 1, 1999 and on each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than the October 1 immediately preceding any such January 1, the Company shall have given notice to you that it does not wish to extend this Agreement; and further, provided, that if a Change of Control shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period through the day immediately preceding the one-year anniversary date of the occurrence of such Change of Control, but shall not thereafter be further extended. Notwithstanding the foregoing, in the event that at any time either (i) you shall terminate your employment with the Company for any reason whatsoever, or (ii) the Company shall terminate your employment for any reason whatsoever, in each case other than in the circumstances set forth in the next succeeding paragraph, this Agreement shall terminate and shall be of no further force or effect (other than with respect to those provisions that, by their terms, expressly survive the termination of this Agreement).

         If, during the period beginning upon the occurrence of a Change in Control and ending on the day immediately preceding the one-year anniversary date thereof, your employment is terminated (i) by the Company without "Cause" (as defined below), or (ii) by you as a result of a substantial diminution of your duties or responsibilities in effect prior to such Change of Control, or a reduction in the base salary compensation theretofore provided to you by the Company, then the Company shall pay to you, without regard to any applicable principles of mitigation of damages or set off (except as expressly hereinafter provided), an amount equal to one-half of your annual base salary as in effect immediately prior to your termination (or, if greater, immediately prior to the Change in Control). Such amount shall be paid to you in six monthly installments, each as nearly equal in amount as possible, commencing on the first day of the month immediately subsequent to the date on which your employment shall be so terminated and ending on the first day of the sixth month thereafter (the "Last Payment Date") (the period commencing on the date of such termination of employment and ending on the Last Payment Date is hereinafter referred to as the "Severance Period").

         You acknowledge that, as a result of your employment, you are in a


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confidential relationship with the Company and have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates (collectively, the "Confidential Information"). Accordingly, during your employment and thereafter, you agree to maintain in the strictest confidence all Confidential Information and shall not use or permit the use of, or disclose, discuss, communicate or transmit or permit the disclosure, discussion, communication or transmission of, any Confidential Information. This paragraph shall not apply to (i) information that, by means other than your deliberate or inadvertent disclosure, becomes generally known to the public, or (ii) information the disclosure of which is compelled by law (including judicial or administrative proceedings and legal process). In that connection, if you are requested or required (by oral question, interrogatories, requests for information or documents, subpoenas, civil investigative demand or other legal process) to disclose any Confidential Information, you agree to provide the Company with prompt written notice of such request or requirement so that the Company may seek an appropriate protective order or relief therefrom or may waive the requirements of this paragraph. If, failing the entry of a protective order or the receipt of a waiver hereunder, you are compelled to disclose Confidential Information under penalty of liability for contempt or other censure or penalty, you may disclose such Confidential Information to the extent so required. For purposes hereof, "Confidential Information" includes, but is not limited to, customer and client lists, financial information, price lists, marketing and sales strategies and procedures, computer programs, databases and software, supplier, vendor and service information, personnel information, operating procedures and techniques, business plans and systems, and all other records, files, and information in respect of the Company. The provisions of this paragraph shall survive the termination of this Agreement.

         In addition, during the Severance Period you will not directly or indirectly (i) solicit, induce or entice for employment, retention or affiliation, or recommend to any corporation, entity or other person the solicitation, inducement or enticement for employment, retention or affiliation of, any employee of the Company, or any of its subsidiaries or affiliates, or
(ii) engage in any activity intended to terminate, disrupt or interfere with the Company's or any of its subsidiaries' relationship with any customer, supplier, lessor or other person.

         In the event of the breach or a threatened breach by you of any of two immediately preceding paragraphs, the Company's obligation to make the payments described in this Agreement shall automatically terminate. In addition, the Company shall be entitled to an injunction to be issued by any court or tribunal of competent jurisdiction to restrain you from committing or continuing any such violation without posting a bond or other security. In any proceeding for an injunction, you agree that your ability to answer in damages shall not be a bar or be interposed as a defense to the granting of a temporary or permanent injunction against you. You acknowledge that the Company will not have an adequate remedy at law in the event of any breach by you as aforesaid and that the Company may suffer irreparable damage and injury in the event of such a breach by you. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedy or remedies available to the Company in respect of such breach or threatened breach. The provisions of this paragraph shall survive the termination of this Agreement.

         If any term or provision of this Agreement shall be held invalid or unenforceable because of its duration, geographic scope, or for any other reason, the Company and you agree that the court making such determination shall have the power to modify such provision, whether by limiting the geographic scope, reducing the duration, or otherwise, to the minimum extent necessary to make such term or provision valid and enforceable, and such term or provision shall be enforceable in such modified form. The provisions of

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this paragraph shall survive the termination of this Agreement.

         For purposes of this Agreement:

         (a) "Change in Control" shall mean the occurrence of any of the following: (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")); (ii) the merger or consolidation of the Company with or into another corporation with the effect that the then existing stockholders of the Company hold less than 80% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation having the right to vote in the election of directors; (iii) the replacement of a majority of the Board of Directors of the Company (the "Board of Directors") over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by the Board of Directors as constituted at the beginning of such period; (iv) a "person" or "group" (as defined above), other than an employee stock ownership plan of the Company, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, shall have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
Act) of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company having the right to vote in the election of directors; or (v) the adoption by the Board of Directors and approval by the Company's shareholders of a plan of liquidation or dissolution of the Company.

         (b) "Cause" shall mean (i) your conviction of a felony involving moral turpitude or your conviction of any crime involving dishonesty, theft, fraud or unethical business conduct with respect to the Company or any of its subsidiaries; (ii) substantial and repeated failure, which is not cured within 15 days after written notice thereof to you, to perform duties and responsibilities as reasonably and lawfully directed in good faith by the Board of Directors; provided, that such duties and responsibilities are consistent with your duties and responsibilities with the Company immediately prior to such Change of Control; or (iii) any breach of the provisions of any employment agreement, non-competition or confidentiality agreement applicable to you which is not remedied within any cure period that may be set forth in any such agreement (or, if no such cure period shall be set forth in any such agreement, within 15 days after written notice thereof to you), in each case as determined in the good faith judgment of the Board of Directors.

         This Agreement is not, and shall not be construed, as an employment agreement or arrangement between the Company, or any other entity or person, and you, and nothing herein shall confer on you any right to continue in the employ of the Company, or any other entity or person, or interfere in any way with the right of the Company, or any other entity or person, to terminate your employment for any reason whatsoever without liability therefor except as expressly provided in this Agreement.

         This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns (including, without limitation, any entity or person who shall acquire all or substantially all of the businesses or assets of the Company and its subsidiaries, whether by purchase, merger, consolidation or otherwise) and you and your heirs, legal representatives, executors and assigns; provided, that you may not assign this Agreement without the prior written consent of the Company.

         This Agreement sets forth the entire agreement and understanding of


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the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

         This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by both parties hereto. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as a further or continuing waiver of any such breach or waiver of the breach of any term or covenant contained in this Agreement.

         This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such State.



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         Please signify your agreement to the foregoing by signing this
Agreement below and returning it to the Company.

                                  Very truly yours,

                                  UNITEL VIDEO, INC.


                                  By:/s/ Barry Knepper
                                     ---------------------------------
                                        Name: Barry Knepper
                                        Title: Chief Executive Officer

AGREED:


/s/ Richard Clouser
----------------------------------
            Richard Clouser





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